Exhibit 99.H6(i)


                          AMENDMENT NO. 1 TO SCHEDULE A
                                     OF THE
                          EXPENSE LIMITATION AGREEMENT


THIS SCHEDULE A to the Expense Limitation Agreement dated May 1, 2001 (the Agreement") between PBHG Insurance Series Fund and Pilgrim, Baxter & Associates, Ltd., amended as of ______________, 2002 to add PBHG Stable Value Portfolio, sets forth, pursuant to Section 1.2 of the Agreement, the total operating expense limit for each Portfolio.


PBHG INSURANCE SERIES FUND

                                                                                    TOTAL OPERATING
                                                        DATE ON WHICH THE            EXPENSE LIMIT
                                                        AGREEMENT BECAME          (AS A PERCENTAGE OF
                                                        EFFECTIVE FOR THE          AVERAGE DAILY NET
PORTFOLIO                                                  PORTFOLIO                    ASSETS)
---------                                                  ---------                    -------
PBHG Growth II Portfolio                                   May 1, 2001                   1.20%

PBHG Large Cap Growth Portfolio                            May 1, 2001                   1.10%

PBHG Small Cap Value Portfolio                             May 1, 2001                   1.20%

PBHG Select Value Portfolio                                May 1, 2001                   1.00%

PBHG Technology & Communications Portfolio                 May 1, 2001                   1.20%

PBHG Select 20 Portfolio                                   May 1, 2001                   1.20%

PBHG Mid-Cap Value Portfolio                               May 1, 2001                   1.20%

PBHG Small Cap Growth Portfolio                            May 1, 2001                   1.20%

PBHG Stable Value Portfolio                                _____, 2002                   1.00%


PBHG INSURANCE SERIES FUND                   PILGRIM BAXTER & ASSOCIATES, LTD.


By: __________________________               By: ______________________________

Title: _______________________               Title: ___________________________